Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mercantile Bank of Michigan 401(k) Plan

Grand Rapids, Michigan 49503

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-170026, 333-117763 and 333-152254) of Mercantile Bank Corporation of our report dated June 23, 2023, relating to the financial statements and supplemental schedule of Mercantile Bank of Michigan 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

Grand Rapids, Michigan

June 23, 2023